Exhibit 10.6

                           INTEREST PURCHASE AGREEMENT

                  THIS INTEREST PURCHASE AGREEMENT (the "Agreement") is dated as of December 9, 2002 by and between Drinks Americas Inc., a Delaware corporation (the "Purchaser"), with its principal executive offices located at 372 Danbury Road, Wilton, Connecticut 06897, and Shep Gordon, an individual residing at 3624 South Kihei Road, Kihei Hawaii 96753 (the "Seller").

                                    RECITALS

                  1. Seller is the sole member of Old Whiskey River Distilling Company, LLC, a Hawaii limited liability company ("Old Whiskey") and Y Sake, LLC, a Hawaii limited liability company ("Y Sake" and, together with Old Whiskey, the "Companies").

                  2. Old Whiskey maintains a license with Willie Nelson (including trademark and trade names) for the distribution of a certain alcoholic product known as Old Whiskey River ("Old Whiskey River").

                  3. Y Sake maintains a license with Roy Yamaguchi for the distribution of a certain alcoholic product known as Y Sake ("Y Sake Liquor", and together with Old Whiskey River (the "Products")).

                  4. Seller desires to sell and assign to Purchaser, and Purchaser desires to purchase from Seller, on the terms and subject to the conditions set forth in this Agreement, twenty-five percent (25%) of the interest presently held by the Seller in Old Whiskey and 25% of the interest presently held by the Seller in Y Sake. Upon such sale and assignment, pursuant to an Assignment of Limited Liability Company Interest with respect to each of the Companies, in the form of Exhibit A (the "Assignments"), Purchaser will hold twenty-five percent (25%) of the units of each of the Companies and Seller will hold seventy-five percent (75%) of the units of each of the Companies.

                  5. On the date hereof, simultaneously with the sale and transfer provided herein, Seller and Purchaser will enter into an Amended and Restated Limited Liability Company Agreement with respect to each of the Companies (the "Amended LLC Agreements"), which will amend and restate the operating agreements of each of the Companies in their entirety to reflect, inter alia, the consummation of the transactions contemplated hereby.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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                                   DEFINITIONS

                  For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Article I.

                  "Agreement" means this Interest Purchase Agreement.

                  "Alive Spirits" shall mean Alive Spirits, LLC, an Oregon limited liability company.

                  "Assignments" has the meaning specified in the recitals to this Agreement.

                  "Closing" shall have the meaning set forth in Section 3.1.

                  "Closing Date" shall mean the date on which the Closing occurs in accordance with Section 3.1.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Companies" shall have the meaning specified in the recitals to this Agreement.

                  "Consulting Agreement" means the agreement by and between Purchaser, Maxmillian and Seller setting forth Seller's obligation to provide certain services to Purchaser and Maxmillian, including without limitation the opportunity to participate in and distribute certain future brands of beverages.

                  "Contracts" means all purchase orders, sales orders, agency agreements, sales representation agreements, licensing agreements, warranty agreements, service agreements, and other commitments, arrangements, agreements and contracts, written or oral, with respect to, or affecting, the business of each of the Companies, including, but not limited to, Distribution Rights Agreements.

                  "Debt" means indebtedness for borrowed money, including, but not limited to, notes payable and bank loans and lines of credit, as well as obligations for the conditional purchase of property and obligations in respect of capitalized leases.

                  "Distribution Agreements" shall have the meaning set forth in
Section 4.1(h).

                  "Employment Agreements" means those certain Employment Agreements between the Purchaser and each of Cindi Dietrich, Melanie Wicker and Richard Burnley.

                  "Encumbrance" means any security interest, pledge, mortgage, lien (including environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

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                  "Invoice" means the instrument by which Seller will sell and
Parliament shall purchase certain inventory from Alive Spirits.

                  "Material Contracts" shall have the meaning set forth in
Section 5.1(h).

                  "Maxmillian" shall mean Maxmillian Partners, LLC a Delaware limited liability company.

                  "Maxmillian Documents" has the meaning set forth in Sections
3.1 (f).

                  "Old Whiskey" shall have the meaning set forth in the recitals of this Agreement.

                  "Old Whiskey River" shall have the meaning set forth in the recitals to this Agreement.

                  "Operating Agreements" has the meaning specified in the recitals to this Agreement.

                  "Parliament" means Parliament Import Company.

                  "Party" means Seller and Purchaser, referred to individually, and "Parties" means Seller and Purchaser, referred to collectively.

                  "Products" shall have the meaning set forth in the recitals to this Agreement.

                  "Purchase Price" shall have the meaning set forth in Section 2.2.

                  "Purchased Interests" shall have the meaning set forth in
Section 2.1.

                  "Sake Liquor" has the meaning set forth in the recitals to this Agreement.

                  "Sub-License and Distributor Agreements" has the meaning set forth in Section 4.1(m).

                  "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll employment, excise, severance, stamp, occupation, premium, windfall, profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  "Termination Agreements" shall have the meaning set forth in
Section 3.1(d).

                  "Trademark License Agreements" has the meaning set forth in
Section 4.1(h).

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                  "Y Sake" shall have the meaning set forth in the recitals to this Agreement.

                  "Yamaguchi Documents" has the meaning set forth in Section 4.1(o).

                         SALE AND PURCHASE OF INTERESTS

      a. Agreement to Sell and Purchase. At the Closing, Seller agrees, on the terms and subject to the conditions hereinafter set forth, and in reliance upon the covenants, agreements, representations and warranties of Purchaser hereinafter set forth, to sell, transfer and deliver or cause to be sold, transferred and delivered to Purchaser, free and clear of all Encumbrances, and Purchaser agrees to purchase from Seller on the terms, subject to the conditions, and in reliance upon the covenants, agreements, representations and warranties of Seller hereinafter set forth, twenty-five (25%) of the Seller's interest in each of the Companies (the "Purchased Interests").

      b. Purchase Price. Purchaser agrees to pay to Seller as the purchase price (the "Purchase Price") for the Purchased Interests an aggregate of Four Hundred Seventy Five Thousand Dollars (US$475,000). The Purchase Price shall be allocated in the following manner: (i) US$356,250 shall be the Purchase Price for the portion of the Purchased Interests representing units in Old Whiskey; and (ii) US$118,750 shall be the Purchase Price for the portion of the Purchased Interest representing units in Y Sake.

      c. Assumption of Liabilities. The Purchaser shall not assume any liabilities of the Seller nor of either Company.

      d. Transfer Taxes and Recording Fees. Seller shall be responsible for the timely payment of, and to such extent shall indemnify and hold harmless Purchaser against, all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license, stock transfer stamps and other similar Taxes arising out of or in connection with or attributable to the transactions effective pursuant to this Agreement.

                                     CLOSING

      e. Closing. The closing of the sale and purchase of the Purchased Interests (the "Closing") shall, subject to the fulfillment or waiver of the conditions specified in Article IV hereof, take place at the offices of Curtis, Mallet-Prevost, Colt & Mosle LLP, 695 East Main Street, Stamford, Connecticut 06901, on December 9, 2002 (such date of the Closing being hereinafter called the "Closing Date"), or at such other date and place as shall be mutually agreeable to Seller and Purchaser. At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, the Parties shall deliver each of the certificates, and documents to be delivered pursuant to this Agreement, and shall take the following actions, which deliveries and actions shall be deemed to have occurred simultaneously (except as otherwise provided) and to constitute the Closing hereunder:

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      Seller and Purchaser shall execute and deliver the Assignments pursuant to which Seller shall assign and deliver the Purchased Interests to the Purchaser;

      Purchaser shall execute and deliver to Seller: (i) a promissory note in the principal amount of US$225,000 in the form attached hereto as Exhibit 3.1(b); and (ii) US$250,000 by way of check;

      The Companies and Purchaser shall execute and deliver the Distribution Rights Agreements and Trademark License Agreements;

      Seller shall cause each of the Companies to execute and deliver a termination agreement with Alive Spirits by which Alive Spirits agrees to terminate any and all rights and privileges, whether written or oral, it has regarding the distribution of the Products (the "Termination Agreements");

      Seller and Purchaser shall execute and deliver the Operating Agreements and the Consulting and Exclusive Referral Agreement;

      Seller shall executive and deliver the Limited Liability Company Agreement of Maxmillian and a Subscription Agreement by which it shall acquire an interest in Maxmillian (collectively, the "Maxmillian Documents");

      Seller shall deliver the Invoice and Parliament shall remit payment pursuant to such Invoice.

      Purchaser and each of Alive Spirits and Parliament shall execute and deliver Sublicense and Distributor Agreements.

      Seller shall execute, where required and deliver to Purchaser the Nelson Documents and the Yamaguchi Documents.

      The Closing shall not be deemed to have occurred until each of the deliveries and actions described in this Section 3.1 shall have occurred and any other conditions set forth in Article IV shall have been satisfied or waived by the Party entitled to the benefit thereof.

                              CONDITIONS TO CLOSING

      f. Conditions to Purchaser's Obligations. The obligations of Purchaser to complete the purchase of the Purchased Interests is subject to the fulfillment, to its satisfaction, at or prior to the Closing, of the following conditions:

      Representations and Warranties. The representations and warranties made by the Seller in this Agreement and in any certificate or other document delivered under or pursuant to this Agreement shall be correct when made and at the time of the Closing.

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

      Performance of Agreements. Seller shall have performed all obligations and agreements, including but not limited to the execution and delivery and/or the causing of the execution and delivery of the Operating Agreements, the Assignments, the Distributor Rights Agreements, the Trademark License Agreements, the Consulting and Exclusive Referral Agreement, the Maxmillian Documents, the Employment Agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by Seller at or prior to the time of the Closing.

      Absence of Litigation. No action, suit or proceeding arising out of or related to this Agreement, or the transactions contemplated hereby, shall be pending or threatened before or by any court, administrative agency or body or governmental authority seeking damages in respect of, or other equitable remedies, including, to enjoin the consummation of the transactions contemplated by this Agreement.

      Consents and Approvals. Seller shall have obtained all consents, approvals and authorizations, given all notices, disclosures or declarations and made all registrations and filings, under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which it is a party, or by which the Purchased Interests are subject, in each case which is required to permit the consummation of the transactions contemplated hereby without material impairment of Purchaser's ability to own the Purchased Interests or distribute or cause for the distribution of the Products.

      Adverse Change. There shall have been no adverse change in the business or financial condition or prospects of the Companies since September, 2002.

      Other Matters. Purchaser shall have received such other documents, and evidence as Purchaser may reasonably request in order to establish the power and authority of Seller and the Companies to consummate the transactions contemplated by this Agreement and compliance with the conditions of Closing set forth herein.

      Distributor Rights Agreements. The Seller shall have caused each of the Companies to enter into a Distributor Rights Agreement with Purchaser, substantially similar to those annexed hereto as Exhibit 4.1(g), such that Purchaser will be granted the rights to market and distribute each of the Products as set forth in said agreements (said agreements being the "Distributor Rights Agreements").

      Trademark License Agreements. The Seller shall have caused each of the Companies to enter into a Trademark License Agreement with Purchaser, substantially similar to those annexed hereto as Exhibit 4.1(h), such that Purchaser will be granted rights to the use of certain trademarks as set forth in said agreements (said agreements being the "Trademark License Agreements").

      Consulting and Exclusive Referral Agreement. The Seller shall have executed and delivered to Purchaser and Maxmillian the Consulting and Exclusive Referral Agreement in a form substantially similar to that annexed hereto as
Exhibit 14(i).

      Termination Agreements. Seller shall have caused each of the Companies to execute and deliver a Termination Agreement in a form substantially similar to that annexed hereto as Exhibit 4.1(j).

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

      Maxmillian Documents. Seller shall have executed and delivered the Maxmillian Documents.

      Sub-License and Distributor Agreement. The Seller shall have caused Alive Spirits to execute and deliver Sub-License, Distribution and Supplier Agreements with regard to each of the Companies, each in a form substantially similar to that annexed hereto as Exhibit 4.1(l)(i) and Parliament shall have executed and delivered Sub-License and Distributor Agreements with regard to each of the Companies, each in a form substantially similar to that annexed hereto as
Exhibit 4.1(l)(ii) (said Agreements being the "Sublicense and Distributor Agreements").

      Nelson Documents. The Seller shall have caused Willie Nelson ("Nelson") to have delivered to Old Whiskey and Purchaser documentation evidencing (i) an extension of Nelson's license to Old Whiskey and (ii) Nelson's consent to the Distributor rights Agreement and the Trademark License Agreement from Old Whiskey and the Sub-License and Distributor Agreement from Purchaser, which documentation shall be annexed hereto as Exhibit 4.1(m)(i) and (ii), the "Nelson Documents").

      Yamaguchi Documents. The Seller shall have delivered to Y Sake and Purchaser Seller's sublicense of the license from Roy Yamaguchi ("Yamaguchi") in favor of Y Sake; and Seller shall have caused notice of such sublicense and those pursuant to the Distributor Rights Agreement and the Trademark License Agreement from Y Sake, the Sub-License, Distribution and Supplier Agreement from Purchaser to Alive Spirits, which sublicense and notice shall be in forms substantially similar to those annexed hereto as Exhibit 4.1(n) (all of the documents described in this Section 4.1(n) being the "Yamaguchi Documents").

      g. Conditions to Seller's Obligations. The obligation of Seller to complete the sale of the Purchased Interests is subject to the fulfillment, to the satisfaction of Seller, at or prior to the Closing, of the following conditions:

      Representations and Warranties. The representations and warranties made by Purchaser in this Agreement and in any certificate or other document delivered under or pursuant to this Agreement shall be correct when made and at the time of the Closing.

      Performance of Agreements. Purchaser shall have performed all obligations and agreements, including but not limited to the execution and delivery of the Operating Agreements, the Assignments, the Distributor Rights Agreements and the Consultin and Exclusive Referral Agreement, and complied with all covenants and conditions applicable to it contained in this Agreement to be performed and complied with by Purchaser at or prior to the time of the Closing.

      Absence of Litigation. No action, suit or proceeding arising out of or related to this Agreement, or the transactions contemplated hereby, shall be pending or threatened before or by any court, administrative agency or body or governmental authority seeking damages in respect of, or other equitable remedies, including, to enjoin the consummation of the transactions contemplated by this Agreement.

      Consents and Approvals. Purchaser shall have obtained all consents, approvals and authorizations, given all notices and made all registrations and filings, under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which it is a party, which is required to permit the consummation of the transactions contemplated hereby without material contravention, violation or breach by Purchaser of any of the terms thereof.

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      Other Matters. Seller shall have received such other documents and evidence as Seller may reasonably request in order to establish the power and authority of Purchaser to consummate the transactions contemplated by this Agreement and compliance with the conditions of Closing set forth herein.

      Consulting and Exclusive Referral Agreement. The Consulting Agreement shall have been executed and delivered by Purchaser in a form substantially similar to that annexed hereto as Exhibit 4.1(f).

      Invoice. The Invoice shall have been delivered by Seller to Parliament in a form substantially similar to that annexed hereto as Exhibit 4.1(g).

      Employment Agreements. Purchaser shall have entered into each of the Employment Agreements such that Purchaser employs, effective January 1, 2003, three current employees of Alive Spirits; provided, that Seller shall be obligated to pay, for the initial one year term of the Employment Agreements, one half of the aggregate compensation of Cindi Dietrich and Melanie Wicker. Seller's payment obligation may, for the initial six (6) months of the term of the Note, be satisfied pursuant to reductions in the amount owed on the Note.

                         REPRESENTATIONS AND WARRANTIES

      h. Representations and Warranties of Seller. Seller hereby represents and warrants with respect to itself and the Companies, where applicable, to the Purchaser, as of the date hereof and as of the Closing Date, the following:

            Organization.

            Old Whiskey is a limited liability company duly organized, validly existing and in good standing under the laws of Hawaii, duly authorized to carry on the business presently conducted by it. Old Whiskey is not required to be qualified to do business in any other jurisdictions, except where the failure to so qualify would not have a material adverse effect. A copy of Old Whiskey's certificate of formation, which is attached hereto as Schedule 5.1(a), is correct and complete and reflect all amendments made thereto at any time prior to the date of this Agreement. Said certificate shall not be amended prior to the Closing.

            Y Sake is a limited liability company duly organized, validly existing and in good standing under the laws of Hawaii, duly authorized to carry on the business presently conducted by it. Y Sake is not required to be qualified to do business in any other jurisdictions, except where the failure to so qualify would not have a material adverse effect. A copy of Y Sake's certificate of formation, which is attached hereto as Schedule 5.1(b), is correct and complete and reflect all amendments made thereto at any time prior to the date of this Agreement. Said certificate shall not be amended prior to Closing.


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

            Capital. The Seller is the sole member of each of Old Whiskey and Y Sake and holds 100% of the percentage interest if each of Old Whiskey and Y Sake. Other than the units held by the Seller, there exist no other outstanding securities of Y Sake, and there are no outstanding options, subscriptions, warrants, agreements, conversion rights, preemptive rights, or other rights which may permit or require any person or entity, now or in the future to subscribe for, purchase or otherwise acquire any of the units of Y Sake, any unissued units or any other securities of Y Sake. Other than the units held by the Seller and as contemplated in the Nelson Documents and this Agreement, there are no other outstanding securities of Old Whiskey, and there are no outstanding options, subscriptions, warrants, agreements, conversion rights, preemptive rights, or other rights which may permit or require any person or entity, now or in the future to subscribe for, purchase or otherwise acquire any of the units of Old Whiskey, any unissued units or any other securities of Old Whiskey.

            Authority and Enforceability. The Seller has the full right, power, legal capacity and authority to sell, convey, assign, vote and transfer or merge the units, free and clear of any Encumbrance and to execute, deliver and perform his respective obligations hereunder. This Agreement has been duly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency binding upon Seller or the Companies or to which any of his or their assets are subject, or materially conflicts with or will result in any breach of any of the terms of or constitute a material default under or result in the termination of or the creation of any Encumbrance pursuant to the terms of any contract or agreement to which Seller or either of the Companies is a party or by which it or they or any of its or their assets is bound. Neither the execution and delivery by Seller of this Agreement nor the consummation by Seller of any of the transactions contemplated hereby, requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any person or entity or public body or authority.

            Undisclosed or Contingent Liabilities. Other than liabilities to Seller, the Companies have no undisclosed, contingent or absolute liabilities. The Seller shall indemnify Purchaser with regard to any liabilities of the Companies as of the date hereof, whether identified or contingent.

            Absence of Certain Changes or Events. Except as set forth in
Schedule 5.1(f) attached hereto, neither the Seller nor either of the Companies, has:

            caused the business of either of the Companies to be operated other than in the usual, regular and ordinary manner, consistent with past practice;

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            incurred any obligation or liability (fixed or contingent) not otherwise disclosed on the Schedules hereto;

            discharged or satisfied any Encumbrance or paid any obligation or liability (fixed or contingent), except current liabilities included in the Balance Sheets and current liabilities incurred since the date of the Balance Sheets, all of which have been incurred and paid consistent with past practice in the ordinary course of business;

            mortgaged, pledged or subjected to any Encumbrance any portion or all of the Purchased Interests or the Companies' assets;

            sold assigned, transferred or leased any portion or all of the Purchased Interests, except for fair consideration and in the ordinary course of business;

            cancelled or compromised any Debt or claim owing to it;

            waived or released any rights of any material value relating to the Purchased Interests or the Companies' assets;

            transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, copyrights, or otherwise with respect to know-how;

            entered into any transaction other than in the ordinary course of business;

            suffered a casualty loss or damage (including without limitation, any caused by fire, accident or other casualty or labor disturbance, civil commotion, riot, act of God or the public enemy), whether or not such loss or damage shall have been insured against, in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

            made or entered into any Contract to make any capital expenditures in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

            made any material amendment to, or terminated before the stated termination date, any Contract to which it is a party other than in the ordinary course of business;

            made any change in its accounting practices, principles, methods or procedures;

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            suffered or experienced any other event or condition of any character which materially and adversely affects the Purchased Interests, or the operations, prospects or condition (financial or otherwise) of either of the Companies; or

            agreed to do any of the foregoing.

                 Title to the Purchased Interests and to Assets.

            Seller is the sole and exclusive owner of, and has good, valid and marketable title to, the Purchased Interests, free and clear of any Encumbrances whatsoever. Each of the Companies is the sole and exclusive owner of, and has good, valid and marketable title to its assets free and clear of any Encumbrances whatsoever.

            Except as set forth in Schedule 5.1(f), no portion of the Purchased Interests or the Companies' assets is subject to (A) any contract of sale; (B) restriction on transfer; or (C) the right of anyone.

            At Closing, Seller will transfer good, valid and marketable title in and to the Purchased Interests to Purchaser, free and clear of any Encumbrances, and the aggregate of the Purchased Interests shall constitute twenty-five percent (25%) of the units of each of the Companies.

            Material Contracts. Schedule 5.1(g) attached hereto contains a complete and correct list of all of the contracts to which: (A) Seller is a party or is subject affecting either of the Companies or the Purchased Interests; (B) either of the Companies is a party or is subject; or (C) any portion of the Purchased Interests or the Companies' assets are subject (collectively, the "Material Contracts").

            Litigation.

            There are no actions, suits or legal, administrative, arbitration or other proceedings or governmental actions pending or, to the knowledge of Seller, threatened against Seller with respect to the Purchased Interests or against the Companies.

            There is no judgment, order or decree of any court or any other governmental body pertaining to the Companies or the Purchased Interests.

            Compliance. The Companies each have all material licenses, permits, approvals and other authorizations as are necessary in order to conduct their respective business, and Seller has received no notice to the contrary. Except as set forth in Schedule 5.1(j), the Companies each have complied and comply in all material respects with all applicable federal, foreign, state and local laws, statutes, rules, regulations, judgments, orders, writs, injunctions and decrees of any governmental authority, court or administrative authority having jurisdiction over each of them or their assets.

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            Debt Instruments. Neither the execution and delivery of this
Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will result in the creation of (or the obligation to create) any Encumbrance upon any of the Purchased Interests or the Companies' assets under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan, credit agreement, lease or guarantee or other agreement or instrument to which Seller or either of the Companies is a party or by which Seller or either of the Companies or any of their properties may be bound or affected.

            Taxes. Except as set forth on Schedule 5.1(k), all Tax returns and reports of every nature required to be filed by Seller or either of the Companies, have been filed, and such returns are complete and correct in all respects; no extensions of time in which to file any such returns and reports are in effect, and Seller and each of the Companies, as the case may be, have fully paid all Taxes (whether or not shown on any return for taxes), all deficiency assessments, penalties and interest of which notice has been received and all other Taxes and other governmental charges upon Seller and either of the Companies, or upon the income, property, sales, franchises or operations of any of them; to the extent that Tax liabilities and other governmental fees and assessments have accrued but have not become payable, including Tax liabilities arising under Section 481 of the Code, they have been adequately reflected as liabilities on the books of the Seller or the respective Company. Seller and each of the Companies have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes related to the business conducted by each of the Companies and have withheld all amounts required by law to be withheld from the wages and salaries of employees, and is not liable for any Taxes for failure to comply with such laws, rules and regulations. No claim has ever been made by an authority in a jurisdiction in which Seller of the Companies, as the case may be, does not file returns for Taxes that it is or may be subject to taxation by that jurisdiction. There are no encumbrances on any of the assets of the Seller or the Companies, as the case may be, that arose in connection with any failure (or alleged failure) to pay any Tax. There is no dispute or claim concerning Taxes of the Seller of the companies that have not been claimed or raised by any authority in writing to the Seller or the Companies. Neither the Seller nor the Companies are currently subject to an audit.

            Sales of Products. Seller has provided to Purchaser documentation that describes fully and accurately the manner in which the Products are distributed and sold, including without limitation (i) the states in which the products are sold, (ii) the namers and addresses of distillers and distributors that have registered the Products or are in any material way involved in the production or distribution of the Products, (iii) all material agreements governing the production or distribution of the Products and (iv) the licenses, permits or certificates for the sale of the Products held by Alive Spirits or any other party.

            Disclosure. Neither this Agreement nor any Schedule or Exhibit hereto nor any other document, certificate or instrument delivered to Purchaser by or on behalf of Seller or either of the Companies, in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

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

      i. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller, as of the date hereof, and as of the Closing Date, as follows:

            Organization. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to perform its obligations under this Agreement.

            Authority and Enforceability. This Agreement has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency binding upon Purchaser or to which any of its assets are subject, or materially conflicts with or will result in any breach of any of the terms of or constitute a material default under or result in the termination of or the creation of any Encumbrance pursuant to the terms of any contract or agreement to which Purchaser is a party or by which it or any of its assets is bound. Neither the execution and delivery by Purchaser of this Agreement nor the consummation by Purchaser of any of the transactions contemplated hereby, requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any person or entity or public body or authority.

            Litigation. Purchaser is not engaged in, nor a party to, nor to the best of its knowledge, threatened with, any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation, which, if adversely determined, would materially adversely affect or impede the consummation of the transactions contemplated hereby.

            Disclosure. Neither this Agreement nor any Schedule or Exhibit hereto nor any other document, certificate or instrument delivered to Seller by or on behalf of Purchaser, in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

                                    COVENANTS

      j. Conduct of Business Prior to Closing. Except as otherwise expressly set forth herein, during the period from the date of this Agreement to the Closing, Seller will cause each of the Companies, Alive Spirits and other companies engaged in the manufacture, distribution and sale of the Products to conduct its operations according to its usual, regular and ordinary course of business, and use its best efforts to keep available the services of the officers and employees of each of the Companies, respectively, and to maintain satisfactory relationships with parties involved in the conduct of operations of each of the Companies, Alive Spirits, clients, suppliers and others having business relations with them. In addition, without limiting the generality of the foregoing, prior to the Closing Seller will cause each of the Companies to refrain from taking any action (without the prior written consent of Purchaser) of the type set forth in Section 5.1(f) of this Agreement.

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

      k. Access to Information. During the period from the date of this Agreement to the Closing Date, Seller will cause each of the Companies, or one or more of its representatives to be available upon reasonable notice to respond to inquiries from Purchaser concerning the general business affairs of the Companies and to give Purchaser and its authorized representatives reasonable access, during normal business hours, to the premises and to all books and records in its possession in order to permit Purchaser to make reasonable inspections of its business and affairs.

      l. Additional Documents. The Parties agree to execute and deliver to each other prior to, at and after the Closing such additional instruments and documents as either may reasonably request for the purposes of carrying out or confirming the transactions contemplated by this Agreement.

      m. Best Efforts. Each Party hereto hereby agrees to use its reasonable best efforts to (a) obtain any and all third party consents and approvals required in connection with the performance by it of the transactions contemplated by this Agreement, (b) comply with all conditions and covenants related to it as contemplated by this Agreement, and (c) do all such other acts as are necessary or advisable in order to cause the consummation of the transactions contemplated hereby.

      n. Notification. Prior to the Closing, Seller will notify Purchaser in the event that (a) there is any material adverse change in the business, operations, financial condition or prospects of either of the Companies, or (b) any of the representations or warranties contained in this Agreement shall be breached in a material respect by any of them.

                                 INDEMNIFICATION

      Indemnification by Seller. The Seller hereby agrees to indemnify, defend and hold harmless the Purchaser and its affiliates from and against, and agrees to pay or cause to be paid to Purchaser all amounts equal to the sum of:

      Representations and Warranties. Any and all claims, demands, costs, expenses or other liabilities of any kind that Purchaser or its affiliates may incur or suffer, which arise or result from or relate to any breach of any of the Seller's representations or warranties in this Agreement or in any Schedule or Exhibit hereto, or any other instrument furnished or to be furnished by the Seller under this Agreement;

      Covenants or Agreements. Any and all claims, demands, costs, expenses or other liabilities of any kind that Purchaser may incur or suffer, which arise or result from or relate to any breach of any of the Seller's covenants, obligations or agreements in this Agreement or in any Schedule or Exhibit hereto, certificate or instrument furnished or to be furnished by the Seller under this Agreement;

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

      Taxes. (i) any Taxes incurred by the Purchaser resulting from, arising out of or relating to Taxes of the Seller or the Companies for the tax periods on or before the Closing Date and (ii) any Taxes incurred by the Companies resulting from, arising out of or relating to tax periods on or before the Closing Date to the extent such Taxes are neither completely paid by Seller nor reflected on the books of the Companies;

      Professional Fees. All reasonable professional fees (including those of attorneys', accountants and consultants) and other expenses incurred by Purchaser in connection with any of the aforesaid matters.

      o. Indemnification by Purchaser. Purchaser hereby agrees to indemnify, defend and hold harmless Seller from and against, and agrees to pay or cause to be paid to Seller all amounts equal to the sum of:

      Representations and Warranties. Any and all claims, demands, costs, expenses or other liabilities of any kind that Seller may incur or suffer, which arise or result from or relate to any breach of any of the Purchaser's representations or warranties in this Agreement or in any Schedule or Exhibit hereto, or any other instrument furnished or to be furnished by the Purchaser under this Agreement;

      Covenants or Agreements. Any and all claims, demands, costs, expenses or other liabilities of any kind that Seller may incur or suffer, which arise or result from or relate to any breach of any of the Purchaser's covenants, obligations or agreements in this Agreement or in any Schedule or Exhibit hereto, certificate or instrument furnished or to be furnished by the Purchaser under this Agreement; and

      Professional Fees. All reasonable professional fees (including those of attorneys', accountants and consultants) and other expenses incurred by Seller in connection with any of the aforesaid matters.

                                  MISCELLANEOUS

      p. Survival of Representations and Warranties. The representations, warranties, covenants and agreements of each of the Parties hereto in this Agreement or in any certificate or other document delivered hereunder shall survive the Closing for a period of three (3) years except that the warranties, representations, covenants, agreements and indemnification obligations contained in Sections 2.4, 5.1(a), 5.1(b), 5.1(c). 5.1(j), 5.1(l) and Article VII shall survive the Closing for a period of six months after the applicable statute of limitations prescribed by law.

      q. Expenses. Except as otherwise agreed to among the Parties, whether or not the transactions contemplated by this Agreement are consummated, each of the Parties shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other expenses incurred by it in connection with the negotiation, preparation, execution and consummation of this Agreement.

      r. Brokers. Each Party hereby represents and warrants to the other that it has not engaged any broker or other person who would be entitled to any brokerage commission or finder's fee in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby.

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

      s. Entire Agreement. This Agreement and the Exhibits and Schedules hereto and other documents contemplated hereby contain the entire agreement between the parties hereto with respect to the subject matter hereof. All Exhibits and Schedules attached hereto and all certificates, documents and other instruments to be delivered at the Closing contemplated hereunder are hereby expressly made a part of this Agreement as fully as though set forth herein, and all references to this Agreement herein or in any of such writings shall be deemed to refer to and include all of such writings. Any breach of, misrepresentation or default under any provision of any of such writings shall for all purposes constitute a breach of, misrepresentation or default under this Agreement.

      t. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      u. Amendment or Modification. This Agreement may not be amended, modified or supplemented by the Parties in any manner, except by an instrument in writing signed on behalf of each Party by its duly authorized officer or representative.

      v. Waiver. Any of the conditions to Closing set forth in this Agreement may be waived at any time prior to or at the Closing hereunder by the party entitled to the benefit thereof; provided, however, that no such waiver shall be effective unless contained in a written instrument signed by the waiving party. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

      w. Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

      x. Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

      y. Governing Law. This Agreement shall be governed by, and be construed in accordance with, the laws of the State of New York, excluding its conflict of laws rules.

      z. Arbitration. Any controversy, claim, or dispute arising out of, or in connection with, or relating to this Agreement, or the breach or performance thereof, shall be submitted to arbitration in the City of New York, pursuant to the rules then obtaining of the American Arbitration Association. Any decision or award by the arbitrator(s) rendered pursuant to this Agreement shall be limited to the specific parties involved and the specific issues determined therein. The decision and award of the arbitrator(s) shall not be given any collateral estoppel effect with regard to issues of fact or law determined or necessarily determined thereby.

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

      aa. Notices. All notices, requests, demands or other communications under or with respect to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified or registered mail, return receipt requested, postage prepaid, a nationally recognized courier service or sent by facsimile transmission to the parties at the respective addresses set forth below, or at such other address as shall be designated by a party in a written notice to the other parties:

If to Seller:          Shepard Gordon
                       3624 South Kihei Road
                       Kihei, Hawaii 96753
                       Phone: (8080 891-0022
                       Fax: (808) 879-2734

With a copy to:        Mancini, Rowland & Welch
                       The Kahaului Building, Suite 470
                       Kahului, Maui
                       Hawaii  96732
                       Attention:  Paul R. Mancini, Esq.
                       Phone: (808) 871-8351
                       Fax: (808) 871-0732

If to Purchaser:       Drinks Americas, Inc.
                       372 Danbury Road
                       Wilton, Connecticut  06897
                       Attention: J. Patrick Kenny, Chief Executive Officer
                       Phone: (203) 762-7000
                       Fax: (203) 762-8992

with a copy to:        Curtis Mallet-Prevost, Colt & Mosle LLP
                       695 East Main Street
                       Stamford, Connecticut  06901
                       Attention: Remy A. Rodas
                       Phone:  203-359-6200
                       Fax:  203-328-2617

      Any party by written notice to the other may change the address to which notices may be directed.

      bb. Counterparts. This Agreement may be executed in any number of counterparts, and in one or more original or facsimile counterparts, and each such facsimile counterpart shall, for all purposes, be deemed to be an original, and all counterparts shall together constitute one and the same instrument,
      cc. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                   SHEP E. GORDON

                                   /s/
                                   ---------------------------------------------

                                   Shep E. Gordon

                                   DRINKS AMERICAS INC.

                                   By: /s/
                                       -------------------------------
                                       Name:         J. Patrick Kenny
                                       Title:        Chief Executive Officer


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

            SCHEDULES AND EXHIBITS TO THE INTEREST PURCHASE AGREEMENT

                                    SCHEDULES

Schedule 5.1(a)              Old Whiskey's Certificate of Formation

Schedule 5.1(b)              Y Sake's Certificate of Formation

Schedule 5.1(e)              Absence of Certain Changes or Events

                             NONE

Schedule 5.1 (f)             Title to the Purchased Interests and to assets

                             NONE

Schedule 5.1(g)              Material Contracts

                             NONE

Schedule 5.1(i)              Compliance

                             NONE

Schedule 5.1(k)              Taxes

                             NONE



                                       62
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                                    EXHIBITS

Exhibit A                       Assignments

Exhibit 3.1(b)                  Promissory Note

Exhibit 4.1(g)                  Distributor Rights Agreements

Exhibit 4.1(h)                  Trademark License Agreement

Exhibit 4.1(i)                  Consulting and Exclusive Referral

Exhibit 4.1(j)                  Termination Agreement

Exhibit 4.1 (l)(i)              Alive Spirits Sub-License, Distribution and
                                Supplier Agreement

Exhibit 4.1(1)(ii)              Parliament Sub-License and Distributor Agreement

Exhibit 4.1(m)                  Nelson Documents

Exhibit 4.1(n)                  Yamaguchi Documents


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